Exhibit 99.1

Definitive Healthcare Reports Financial Results for First Quarter 2026

First Quarter Revenue at Top End of Guidance

Framingham, MA (May 7, 2026) – Definitive Healthcare Corp. (“Definitive Healthcare” or the “Company”) (Nasdaq: DH), an industry leader in healthcare market data and analytics, today announced financial results for the quarter ended March 31, 2026.

First Quarter 2026 Financial Highlights:

•
Revenue was $55.9 million, a decrease of 6% from $59.2 million in Q1 2025.

•
Net Loss, inclusive of goodwill impairment charges of $197.2 million, was $(192.4) million, or (344)% of revenue, compared to $(155.1) million in Q1 2025, inclusive of goodwill impairment charges of $176.5 million, or (262)% of revenue.

•
Adjusted Net Income was $8.5 million, compared to $7.0 million in Q1 2025.

•
Adjusted EBITDA was $15.3 million, or 27% of revenue, compared to $14.7 million, or 25% of revenue in Q1 2025.

•
Cash Flow from Operations was $11.6 million in the quarter.

•
Unlevered Free Cash Flow was $18.0 million in the quarter.

“Definitive Healthcare started 2026 on a solid note, with financial results at or above the high end of our guidance ranges. We continue to make progress against each of our strategic pillars and are realizing some positive early indications of success, including improvements in retention rates,” said Kevin Coop, CEO of Definitive Healthcare. “We remain confident we are making the right investments to drive sustained long-term operational and financial improvements, while also continuing to generate significant profitability and cash flow.”

Recent Business and Operating Highlights:

Customer Wins

In the first quarter, Definitive Healthcare continued to win new logos and expansion opportunities across all end-markets, by providing the data, insights and integrations that drive their critical business use cases. Customer wins for the quarter included:

•
A life sciences company selected Definitive Healthcare in a six-figure, multi-year deal after their generic, multi-vertical data provider failed to deliver the specialized insights needed to effectively target oncology and rheumatology providers. The customer's frustration with limited affiliation data, prescription pattern visibility, and Key Opinion Leader identification capabilities made our healthcare-specific data differentiation immediately apparent, enabling them to meaningfully reduce research time, enhance KOL identification, and refine their sales strategy through more precise physician targeting.
•
An existing Monocl customer expanded their investment with Definitive Healthcare following their acquisition by a larger biopharma organization, creating a strategic opportunity to demonstrate value at the parent company level. Our team's ability to articulate how our platform could streamline the integration of the two organizations through unified data sharing and collaboration proved decisive in securing this upsell, while positioning us for broader enterprise adoption as the combined entity continues to integrate operations.

Business Outlook

Based on information as of May 7, 2026, the Company is issuing the following financial guidance.

Second Quarter 2026:

•
Revenue is expected to be in the range of $55.0 – $56.0 million.
•
Adjusted Operating Income is expected to be in the range of $10.5 – $11.5 million.
•
Adjusted EBITDA is expected to be in the range of $13.5 – $14.5 million, and 24% – 26% adjusted EBITDA margin.
•
Adjusted Net Income is expected to be $5.0 – $6.0 million.
•
Adjusted Net Income Per Diluted Share is expected to be $0.03 to $0.04 per share on approximately 144.2 million weighted-average shares outstanding.

Full Year 2026:

•
Revenue is expected to be in the range of $220.0 – $226.0 million.
•
Adjusted Operating Income is expected to be in the range of $43.5 – $47.5 million.
•
Adjusted EBITDA is expected to be in the range of $55.0 – $59.0 million, and 25% – 26% adjusted EBITDA margin.
•
Adjusted Net Income is expected to be $23.0 – $27.0 million.
•
Adjusted Net Income Per Diluted Share is expected to be $0.16 to $0.19 per share on approximately 144.9 million weighted-average shares outstanding.

We do not provide a quantitative reconciliation of the forward-looking non-GAAP financial measures included in this press release to the most directly comparable GAAP measures due to the high variability and difficulty in predicting certain items excluded from these non-GAAP financial measures; in particular, the effects of equity-based compensation expense, taxes and amounts under the tax receivable agreement, deferred tax assets and deferred tax liabilities, and transaction, integration, and restructuring expenses. We expect the variability of these excluded items may have a significant and potentially unpredictable impact on our future GAAP financial results.

Conference Call Information

Definitive Healthcare will host a conference call today May 7, 2026, at 5:00 p.m. (Eastern Standard Time) to discuss the Company's full financial results and current business outlook. Participants may access the call at 1-877-358-7298 or 1-848-488-9244. Shortly after the conclusion of the call, a replay of this conference call will be available through June 6, 2026, at 1-800-645-7964 or 1-757-849-6722. The replay passcode is 1765#. A live audio webcast of the event will be available on Definitive Healthcare’s Investor Relations website at ir.definitivehc.com/.

About Definitive Healthcare

Definitive Healthcare is a data and analytics company focused on the business side of healthcare. The healthcare market is complex — our data makes it clearer. We cut through the noise to deliver the insights that healthcare organizations and companies need to make smarter, faster, more strategic decisions. Because when our customers succeed, healthcare gets better for everyone. Learn more at definitivehc.com.

Forward-Looking Statements

This press release includes forward-looking statements that reflect our current views with respect to future events and financial performance. Such statements are provided under the “safe harbor” protection of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by words or phrases written in the future tense and/or preceded by words such as “likely,” “will,” “should,” “may,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “assumes,” “would,” “potentially” or similar words or variations thereof, or the negative thereof, references to future periods, or by the inclusion of forecasts or projections, but these terms are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding our outlook, financial guidance, the benefits of our healthcare commercial intelligence solutions, our overall future prospects, customer behaviors and use of our solutions, the market, industry and macroeconomic environment, our plans to improve our operational and financial performance and our business, our ability to execute on our plans, customer growth, including our upsell and cross-sell opportunities, and our ability to successfully transition executive leadership.

Forward-looking statements in this press release are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following: global geopolitical tension and difficult macroeconomic conditions; actual or potential changes in international, national, regional and local economic, business and financial conditions, including tariffs, sanctions, trade barriers, recessions, fluctuating inflation, high interest rates, volatility in the capital markets and related market uncertainty; our inability to acquire new customers and generate additional revenue from existing customers; our inability to generate sales of subscriptions to our platform or any decline in demand for our platform and the data we offer; the competitiveness of the market in which we operate and our ability to compete effectively; the failure to maintain and improve our platform, or develop new modules or insights for healthcare commercial intelligence; the inability to obtain and maintain accurate, comprehensive or reliable data, which could result in reduced demand for our platform; the loss of our access to our data providers; the failure to respond to advances in healthcare commercial intelligence; an inability to attract new customers and expand subscriptions of current customers; our ability to successfully transition executive leadership; and the possibility that our security measures are breached or unauthorized access to data is otherwise obtained.

Additional factors or events that could cause our actual performance to differ from these forward-looking statements may emerge from time to time, and it is not possible for us to predict all of them. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements.

For additional discussion of factors that could impact our operational and financial results, refer to our Quarterly Report on Form 10-Q for the three months ended March 31, 2026 that will be filed following this earnings release, as well as our Current Reports on Form 8-K and other subsequent SEC filings, which are or will be available on the Investor Relations page of our website at ir.definitivehc.com and on the U.S. Securities and Exchange Commission ("SEC”) website at www.sec.gov.

All information in this press release speaks only as of the date on which it is made. We undertake no obligation to publicly update this information, whether as a result of new information, future developments or otherwise, except as may be required by law.

Website

Definitive Healthcare intends to use its website as a distribution channel of material company information. Financial and other important information regarding the Company is routinely posted on and accessible through the Company’s website at definitivehc.com. Accordingly, you should monitor the investor relations portion of our website at ir.definitivehc.com in addition to following our press releases, SEC filings, and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about the Company when you enroll your email address by visiting the “Email Alerts” section of our investor relations page at ir.definitivehc.com.

Non-GAAP Financial Measures

This earnings release contains financial measures that have not been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), including Unlevered Free Cash Flow, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Operating Income, Adjusted Net Income and Adjusted Net Income Per Diluted Share. We believe that these supplemental non-GAAP financial measures are useful to investors because they allow for an evaluation of the Company with a focus on the performance of its core operations, including providing meaningful comparisons of financial results to historical periods and to the financial results of peer and competitor companies. Our use of these non-GAAP terms may vary from the use of similar terms by other companies in our industry and accordingly may not be comparable to similarly titled measures used by other companies and are not measures of performance calculated in accordance with GAAP. Our presentation of these non-GAAP financial measures are intended as supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures should not be considered as alternatives to loss from operations, net loss, earnings per share, or any other performance measures derived in accordance with GAAP or as measures of operating cash flows or liquidity. A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included at the end of this press release. In evaluating our non-GAAP financial measures, you should be aware that in the future, we may incur expenses similar to those eliminated in these presentations.

These non-GAAP financial measures are not required by or prepared in accordance with GAAP. These are supplemental financial measures of our performance and should not be considered substitutes for cash provided by operating activities, loss from operations, net loss, net income margin, gross profit, gross margin, or any other measure derived in accordance with GAAP.

Reconciliations to Certain Non-GAAP Measures

Unlevered Free Cash Flow

We define Unlevered Free Cash Flow as net cash provided by operating activities less purchases of property, equipment and data assets, plus cash interest expense, and cash payments related to transaction, integration, and restructuring related expenses, earnouts, and other non-core items paid in cash. Unlevered Free Cash Flow does not represent residual cash flow available for discretionary expenditures since, among other things, we have mandatory debt service requirements.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

We define EBITDA as earnings before debt-related costs, including interest expense (income), net, and loss on partial extinguishment of debt, income taxes and depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted to exclude certain items of a significant or unusual nature, including other income, net, equity-based compensation, transaction, integration, and restructuring expenses, goodwill impairments and other non-core expenses. Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of revenue. Adjusted EBITDA and Adjusted EBITDA Margin are key metrics used by management and our board of directors to assess the profitability of our operations. We believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to help investors to assess our operating performance because these metrics eliminate non-core and unusual items and non-cash expenses, which we do not consider indicative of ongoing operational performance. We believe that these metrics are helpful to investors in measuring the profitability of our operations on a consolidated level.

Adjusted Gross Profit and Adjusted Gross Margin

We define Adjusted Gross Profit as gross profit excluding acquisition-related amortization and equity-based compensation costs and Adjusted Gross Margin is defined as Adjusted Gross Profit as a percentage of revenue. Adjusted Gross Profit and Adjusted Gross Margin are key metrics used by management and our board of directors to assess our operations. We exclude acquisition-related depreciation and amortization expenses as they have no direct correlation to the cost of operating our business on an ongoing basis. A small portion of equity-based compensation is included in cost of revenue in accordance with GAAP but is excluded from our Adjusted Gross Profit calculations due to its non-cash nature.

Adjusted Operating Income

We define Adjusted Operating Income as loss from operations plus acquisition related amortization, equity-based compensation, transaction, integration, and restructuring expenses, goodwill impairments and other non-core expenses.

Adjusted Net Income and Adjusted Net Income Per Diluted Share

We define Adjusted Net Income as Adjusted Operating Income less interest expense net, recurring income tax (provision) benefit, foreign currency (loss) gain, and tax impacts of adjustments. We define Adjusted Net Income Per Diluted Share as Adjusted Net Income divided by diluted outstanding shares.

In evaluating our non-GAAP financial measures, you should be aware that in the future we may incur expenses similar to those eliminated in these presentations.

Investor Contact:

Brian Denyeau

ICR for Definitive Healthcare

brian.denyeau@icrinc.com

646-277-1251

Media Contact:

Bethany Swackhamer
bswackhamer@definitivehc.com

Definitive Healthcare Corp.
Condensed Consolidated Balance Sheets
(in thousands, except number of shares and par value; unaudited)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$157,648	$163,627
Short-term investments	20,447	17,262
Accounts receivable, net	38,941	51,978
Prepaid expenses and other assets	16,279	11,972
Deferred contract costs	12,441	12,766
Total current assets	245,756	257,605
Property and equipment, net	13,798	12,680
Operating lease right-of-use assets, net	4,880	5,394
Other assets	2,578	2,277
Deferred contract costs	12,293	12,840
Intangible assets, net	235,433	247,477
Goodwill	—	197,219
Total assets	$514,738	$735,492
Liabilities and Equity
Current liabilities:
Accounts payable	6,024	3,596
Accrued expenses and other liabilities	23,916	44,773
Deferred revenue	99,055	96,989
Term loan	8,750	8,750
Operating lease liabilities	2,657	2,679
Total current liabilities	140,402	156,787
Long term liabilities:
Deferred revenue	116	2,383
Term loan	153,985	156,085
Operating lease liabilities	4,449	5,152
Tax Receivable Agreement liability	12,378	19,212
Deferred tax liabilities	11,087	14,634
Other liabilities	1,622	2,247
Total liabilities	324,039	356,500

Equity:
Class A common stock, par value $0.001, 600,000,000 shares authorized, 105,263,448 and 104,020,957 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	105	104
Class B common stock, par value $0.00001, 65,000,000 shares authorized, 38,225,333 and 38,339,076 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	—	—
Additional paid-in capital	1,065,811	1,061,965
Accumulated other comprehensive deficit	(1,555)	(1,450)
Accumulated deficit	(918,127)	(779,506)
Noncontrolling interests	44,465	97,879
Total equity	190,699	378,992
Total liabilities and equity	$514,738	$735,492

Definitive Healthcare Corp.
Condensed Consolidated Statements of Operations
(in thousands, except share amounts and per share data; unaudited)

	Three Months Ended March 31,
	2026	2025
Revenue	$55,929	$59,191
Cost of revenue:
Cost of revenue exclusive of amortization (1)	9,355	10,141
Amortization	4,924	5,290
Gross profit	41,650	43,760
Operating expenses:
Sales and marketing (1)	19,578	20,653
Product development (1)	6,499	9,301
General and administrative (1)	12,084	12,269
Depreciation and amortization	8,325	8,527
Transaction, integration, and restructuring expenses	(765)	1,265
Goodwill impairment	197,219	176,531
Total operating expenses	242,940	228,546
Loss from operations	(201,290)	(184,786)
Other income, net
Interest expense, net	(1,332)	(381)
Other income, net	6,833	19,188
Total other income, net	5,501	18,807
Net loss before income taxes	(195,789)	(165,979)
Benefit from income taxes	3,435	10,886
Net loss	(192,354)	(155,093)
Less: Net loss attributable to noncontrolling interests	(53,733)	(47,865)
Net loss attributable to Definitive Healthcare Corp.	$(138,621)	$(107,228)
Net loss per share of Class A common stock:
Basic and diluted	$(1.32)	$(0.95)
Weighted average Class A common stock outstanding:
Basic and diluted	104,675,068	112,782,505

(1) Amounts include equity-based compensation expense as follows:
	Three Months Ended March 31,
	2026	2025
Cost of revenue	$82	$160
Sales and marketing	951	1,179
Product development	375	1,739
General and administrative	3,812	4,241
Total equity-based compensation expense	$5,220	$7,319

Definitive Healthcare Corp.
Condensed Consolidated Statements of Cash Flows
(in thousands; unaudited)

	Three Months Ended March 31,
	2026	2025
Cash flows provided by (used in) operating activities:
Net loss	$(192,354)	$(155,093)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,004	591
Amortization of intangible assets	12,245	13,226
Amortization of deferred contract costs	3,740	3,947
Equity-based compensation	5,220	7,319
Amortization of debt issuance costs	159	126
Benefit from doubtful accounts receivable	(208)	(142)
Loss on partial extinguishment of debt	—	507
Non-cash restructuring charges	—	192
Goodwill impairment charges	197,219	176,531
Tax receivable agreement remeasurement	(6,521)	(20,664)
Changes in fair value of contingent consideration	—	(690)
Deferred income taxes	(3,537)	(11,007)
Changes in operating assets and liabilities:
Accounts receivable	13,259	10,351
Prepaid expenses and other assets	(4,022)	(5,683)
Deferred contract costs	(2,868)	(3,794)
Accounts payable, accrued expenses, and other liabilities	(11,573)	(8,745)
Deferred revenue	(199)	19,094
Net cash provided by operating activities	11,564	26,066
Cash flows (used in) provided by investing activities:
Purchases of property, equipment, and data assets	(3,202)	(7,706)
Purchases of short-term investments	(12,500)	(12,000)
Maturities of short-term investments	9,481	103,251
Net cash (used in) provided by investing activities	(6,221)	83,545
Cash flows (used in) provided by financing activities:
Repayments of term loan	(2,188)	(246,250)
Proceeds from term loan	—	175,000
Payments of debt issuance costs	—	(1,660)
Taxes paid related to net share settlement of equity awards	(926)	(1,874)
Repurchases of Class A common stock	—	(21,155)
Payments under Tax Receivable Agreement	(7,762)	(13,767)
Net cash used in financing activities	(10,876)	(109,706)
Net decrease in cash and cash equivalents	(5,533)	(95)
Effect of exchange rate changes on cash and cash equivalents	(446)	816
Cash and cash equivalents, beginning of period	163,627	105,378
Cash and cash equivalents, end of period	$157,648	$106,099
Supplemental cash flow disclosures:
Cash paid during the period for:
Interest	$2,472	$2,242
Income taxes	$93	$32
Supplemental disclosure of non-cash investing activities:
Capital expenditures included in accounts payable and accrued expenses and other liabilities	$3,758	$5,393

Definitive Healthcare Corp.

Reconciliations of Non-GAAP Financial Measures to Closest GAAP Equivalent

Reconciliation of GAAP Operating Cash Flow to Unlevered Free Cash Flow
(in thousands; unaudited)

	Three Months Ended March 31,
	2026	2025
Net cash provided by operating activities	$11,564	$26,066
Purchases of property, equipment, and data assets	(3,202)	(7,706)
Interest paid in cash	2,472	2,242
Transaction, integration, and restructuring expenses paid in cash (a)	4,116	1,763
Other non-core items paid in cash (b)	3,010	560
Unlevered Free Cash Flow	$17,960	$22,925

(a) Transaction and integration expenses paid in cash primarily represent legal, accounting, and consulting expenses related to our acquisitions. Restructuring expenses paid in cash relate to our restructuring plans.
(b) Non-core items paid in cash represent expenses driven by events that are typically by nature one-time, non-operational, and unrelated to our core operations.

Reconciliation of GAAP Net Loss to Adjusted Net Income and
GAAP Operating Loss to Adjusted Operating Income
(in thousands, except share and per share amounts; unaudited)

	Three Months Ended March 31,
	2026	2025
Net loss	$(192,354)	$(155,093)
Add: Income tax benefit	(3,435)	(10,886)
Add: Interest expense, net	1,332	381
Add: Loss on partial extinguishment from debt	—	507
Add: Other income, net	(6,833)	(19,695)
Loss from operations	(201,290)	(184,786)
Add: Amortization of intangible assets acquired through business combinations	10,808	11,089
Add: Equity-based compensation	5,220	7,319
Add: Transaction, integration, and restructuring expenses	(765)	1,265
Add: Goodwill impairment charge	197,219	176,531
Add: Other non-core items	1,693	560
Adjusted Operating Income	12,885	11,978
Less: Interest expense, net	(1,332)	(381)
Less: Recurring income tax (provision) benefit	(127)	352
Less: Foreign currency gain (loss)	312	(969)
Less: Tax impacts of adjustments to net loss	(3,221)	(4,008)
Adjusted Net Income	$8,517	$6,972
Shares for Adjusted Net Income Per Diluted Share (a)	142,948,869	151,800,030
Adjusted Net Income Per Share	$0.06	$0.05

(a) Diluted Adjusted Net Income Per Share is computed by giving effect to all potential weighted average Class A common stock and any securities that are convertible into Class A common stock, including Definitive OpCo units and restricted stock units. The dilutive effect of outstanding awards and convertible securities is reflected in diluted earnings per share by application of the treasury stock method assuming proceeds from unrecognized compensation as required by GAAP. Fully diluted shares are 166,102,119 and 162,079,150 as of March 31, 2026 and 2025, respectively.

Reconciliation of GAAP Gross Profit and Margin to Adjusted Gross Profit and Margin
(in thousands, except percentages; unaudited)

	Three Months Ended March 31,
	2026		2025
(in thousands)	Amount	% of Revenue	Amount	% of Revenue
Reported gross profit and margin	$41,650	74%	$43,760	74%
Amortization of intangible assets acquired through business combinations	3,487	6%	3,153	5%
Equity compensation costs	82	0%	160	0%
Adjusted gross profit and margin	$45,219	81%	$47,073	80%

Reconciliation of GAAP Net Loss and Margin to Adjusted EBITDA and Margin
(in thousands, except percentages; unaudited)

	Three Months Ended March 31,
	2026		2025
	Amount	% of Revenue	Amount	% of Revenue
Net loss and margin	$(192,354)	(344)%	$(155,093)	(262)%
Interest expense, net	1,332	2%	381	1%
Benefit from income taxes	(3,435)	(6)%	(10,886)	(18)%
Loss on partial extinguishment of debt	—	0%	507	1%
Depreciation & amortization	13,249	24%	13,817	23%
EBITDA and margin	(181,208)	(324)%	(151,274)	(256)%
Other income, net (a)	(6,833)	(12)%	(19,695)	(33)%
Equity-based compensation (b)	5,220	9%	7,319	12%
Transaction, integration, and restructuring expenses (c)	(765)	(1)%	1,265	2%
Goodwill impairment (d)	197,219	353%	176,531	298%
Other non-core items (e)	1,693	3%	560	1%
Adjusted EBITDA and margin	$15,326	27%	$14,706	25%

(a) Primarily represents foreign exchange and Tax Receivable Agreement liability remeasurement gains and losses.
(b) Equity-based compensation represents non-cash compensation expense recognized in association with equity awards made to employees and directors.
(c) Transaction and integration expenses primarily represent legal, accounting, consulting, and other expenses and fair value adjustments for contingent consideration related to our acquisitions and strategic partnerships, inclusive of an adjustment in the first quarter of 2026 for the favorable settlement of a major data contract that was terminated in 2025 while integrating a prior acquisition. Restructuring expenses relate to the separation benefits tied to our restructuring plans, as well as impairment and restructuring charges related to office closures, relocations, and consolidations.

	Three Months Ended March 31,
(in thousands)	2026	2025
Merger and acquisition due diligence and transaction costs	$352	$1,178
Integration costs	(2,169)	557
Fair value adjustment for contingent consideration	—	(690)
Restructuring charges for severance and other separation costs	1,052	28
Office closure and relocation restructuring charges and impairments	—	192
Total transaction, integration and restructuring expenses	$(765)	$1,265

(d) Goodwill impairment represents non-cash, pre-tax, goodwill impairment charges. We experienced declines in our market capitalization as a result of sustained decreases in our stock price, which represented triggering events requiring our management to perform quantitative goodwill impairment tests as of the end of the first quarters of 2026 and 2025. As a result of the impairment tests conducted, we determined that the fair value of our single reporting unit was lower than its carrying value and, accordingly, recorded the impairment charges.

(e) Other non-core items represent expenses driven by events that are typically by nature one-time, non-operational, and/or unrelated to our core operations. These expenses are comprised of non-core legal, regulatory and advisory costs isolated to unique and extraordinary litigation, legal, regulatory, and other matters that are not considered normal and recurring business activity, including professional fees in connection with the evaluation of strategic, financial, tax, and capital structure alternatives. Other non-core items also include consulting fees and severance costs associated with strategic transition initiatives, as well as other non-core items.

	Three Months Ended March 31,
(in thousands)	2026	2025
Non-core legal, regulatory, and advisory	$1,676	$53
Consulting and severance costs for strategic transition initiatives	-	168
Other non-core expenses	17	339
Total other non-core items	$1,693	$560